UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	20-3126427 (I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement	2
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	2
Item 3.02.	Unregistered Sale of Equity Securities	2

Signature

Item 1.01.	Entry into a Material Definitive Agreement
     On December 9, 2005, Infinity Energy Resources, Inc. (“Infinity”) sold, and certain accredited investors purchased, $5.5 million aggregate principal amount of senior secured notes (the “Additional Notes”) and five-year warrants, exercisable immediately, to purchase 191,882 shares of Infinity’s common stock at an exercise price of $8.03 per share and 151,988 shares of common stock at an exercise price of $9.77 per share (collectively, the “Additional Warrants”). The Additional Notes and the Additional Warrants were sold pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”), as amended, dated January 13, 2005, among Infinity and certain accredited investors and are subject to the terms thereof. This transaction is exempt from securities registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933. Infinity will use the net proceeds of the sale of Additional Notes and Additional Warrants to fund its oil and gas exploration and development activities.
     The Additional Notes have an initial maturity of 42 months subject to extension for an additional 12 months upon the mutual agreement of Infinity and the noteholders. The Additional Notes bear interest at 3-month LIBOR plus 675 basis points, adjusted on the first business day of each calendar quarter. The Additional Notes are secured by substantially all of the assets of Infinity and its subsidiaries and are guaranteed by each of Infinity’s active subsidiaries. The Additional Notes are redeemable by Infinity for cash at any time during the first year after issuance at 105% of par value, declining by 1% per year thereafter (101% during any extended maturity period), together with any accrued and unpaid interest. Under certain circumstances, Infinity has the option to repay the Additional Notes with shares of common stock in lieu of cash.
     Infinity is also obligated to file a shelf registration statement covering resales of the shares of common stock issuable upon exercise of the Additional Warrants, pursuant to the terms of a Registration Rights Agreement among Infinity and the purchasers, a copy of which was filed with the Current Report on Form 8-K filed by Infinity on January 14, 2005. Copies of the Form of Warrant and the Form of Additional Note were also filed with the Current Report on Form 8-K filed by Infinity on January 14, 2005.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.
     Item 1.01 is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 9, 2005

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President and Chief Financial Officer

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